Exhibit 99.1

 GenCorp Announces Planned Public Offering of 7,500,000 Shares of Common Stock

    SACRAMENTO, Calif., Nov. 8 /PRNewswire-FirstCall/ -- GenCorp Inc. ("GenCorp") (NYSE: GY) today announced that it is making a public offering of 7,500,000 shares of its common stock. The Company will also grant the underwriters an over-allotment option to purchase up to 1,125,000 additional shares. All of the shares are being sold by the Company.
    J.P. Morgan Securities Inc. is acting as sole bookrunner for the offering and Wachovia Capital Markets, LLC is acting as lead manager. Copies of the prospectus may be obtained from the offices of J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, Floor 5B, New York, NY 10081, telephone: (212) 552-5164.
    A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

    About GenCorp
    GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company's real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

    Forward-Looking Statements
    This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time to time in GenCorp's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine GenCorp's future results are beyond the ability of GenCorp to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. GenCorp undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  GenCorp Inc.
    -0-                             11/08/2004
    /CONTACT: investors, Yasmin Seyal, senior vice president & chief financial officer, +1-916-351-8585, or press, Linda Beech Cutler, vice president, corporate communications, +1-916-351-8650/
    /Web site:  http://www.gencorp.com/
    (GY)

CO:  GenCorp Inc.; J.P. Morgan Securities Inc.; Wachovia Capital Markets, LLC
ST:  California
IN:  ARO RLT
SU:  OFR